UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Bank of America Forbearance Agreement

As previously disclosed in the Form 8-K filed on June 10, 2025, on May 30, 2025, Champion Safe Company, Inc. (the “Borrower”), a wholly-owned subsidiary of American Rebel Holdings, Inc. (the “Company”), entered into a Forbearance Agreement (the “Forbearance Agreement”) by and among the Borrower, the guarantors identified therein (collectively, the “Guarantors”), and Bank of America, N.A. (the “Bank”) under the line of credit, dated as of February 10, 2023, by and among the Borrower, the Guarantors, and the Bank (the “Credit Agreement”).

Subject to the terms of the Forbearance Agreement, the Bank had agreed to forbear, until July 31, 2025, from exercising certain of their available remedies under the Credit Agreement with respect to or arising out of the Borrower’s failure to make payment on the outstanding principal amount of the Term Loan on the Expiration Date, as amended (as defined in the Credit Agreement) (the “Identified Default”).

As a result of the uncured Identified Default, the Bank filed a complaint against Borrower and Guarantors on March 21, 2025 in the Fourth Judicial District Court, in and for Utah County, Utah (Case No. 250401345) seeking no less than $1,906,742.88, plus outstanding and accruing attorneys’ fees, all pre and post- judgment interest, equitable relief in favor of Bank, and any other relief that the Court deemed just and proper (collectively, the “Litigation”).

Subject to the terms of the Forbearance Agreement, the Bank had agreed to abstain from pursuing its claims against Borrower and Guarantors in the Litigation through the Forbearance Period (defined below), provided that neither Borrower nor Guarantors breach any terms of the Forbearance Agreement. Further, the Borrower and Guarantors executed a Confession of Judgment and Verified Statement in connection with the Forbearance Agreement.

Bank agreed to forbear from exercising its rights and remedies under the Credit Agreement through the close of business on July 31, 2025 (the “Forbearance Period”) on the following terms and conditions:

● On the sooner to occur of (i) July 31, 2025 or (ii) the termination of the Forbearance Period in accordance with the Termination of Forbearance Period Section of the Forbearance Agreement, all remaining unpaid principal, accrued interest, fees, attorneys’ fees, and expenses and other amounts owing under the Credit Agreement shall be due and payable in full; and

● Champion made a principal payment in the amount of $100,000.00 on the execution of the Forbearance Agreement and an additional $100,000 on June 30, 2025, which extended the original Forbearance Period from June 30, 2025 to July 31, 2025.

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Champion did not make the final payment of all amounts owed under the Credit Agreement on July 31, 2025. As of July 25, 2025, the Bank issued a payoff statement showing:

1.	Principal Balance	$1,642,129.00
2.	Interest	$58,403.91
3.	Default Interest	$94,352.56
4.	Legal Fees	$28,046.95 (which increased to $36,129.04 by July 31, 2025)

Total due to the Bank as of July 31, 2025 was $1,831,014.51 and accrues interest at the rate of $570.23 per day afterwards. This does not include any additional fees, expenses, penalties or costs.

Champion and the Company continue to work with the Bank towards an amicable resolution to this matter.

The foregoing description of the Forbearance Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Forbearance Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on June 10, 2025.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Sale of Unregistered Securities.

On August 1, 2025, the Company authorized the issuance of 175,000 shares of common stock to Corey Lambrecht, the Company’s President, COO and a director, upon the conversion of 350 shares of Series A Convertible Preferred Stock.

On August 1, 2025, the Company authorized the issuance of 175,000 shares of common stock to Charles A. Ross, Jr., the Company’s CEO and a director, upon the conversion of 350 shares of Series A Convertible Preferred Stock.

The issuance of the shares of Common Stock will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. The recipients are accredited investors with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: August 15, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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